UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  February 10, 2010

Casita Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-147104	20-8457250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7675 Dagget Street Suite 150 San Diego, California	92111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (858) 799-4583

1093 East Main Street, # 508 El Cajon, California 92021
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CASITA ENTERPRISES, INC.

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets	1
	Merger	1
	Description of Our Company	2
	Description of Business	2
	Legal Proceedings	10
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	10
	Risk Factors	14
	Security Ownership of Certain Beneficial Owners and Management	20
	Executive Officers and Directors	20
	Executive Compensation	21
	Certain Relationships and Related Transactions	26

Item 3.02	Unregistered Sales of Equity Securities	26
	Description of Capital Stock	27

Item 5.01	Changes in Control of Registrant.	28

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	28

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	28

Item 5.06	Change in Shell Company Status.	29

Item 9.01	Financial Statements and Exhibits.	29

Item  2.01       Completion of Acquisition or Disposition of Assets

 Merger

The Merger.  On February 10, 2010, Casita Enterprises, Inc., a Nevada corporation (“Casita”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Casita, Envision Solar International, Inc., a privately held California corporation (“Envision”), and ESII Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of STG (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub was merged with and into Envision, and Envision, as the surviving corporation, became a wholly-owned subsidiary of Casita.

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At the closing of the Merger, each share of Envision’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 9.398 shares of Casita’s common stock (the “Exchange Ratio”), and each option and warrant to purchase Envision’s common stock was converted on the same basis into, respectively, an option or, in the case of consenting warrant holders, warrants to purchase Casita’s common stock. An aggregate of 8,000,000 shares of Casita’s common stock were issued to the holders of Envision’s common stock, and an aggregate of 2,819,340 shares, subject to any adjustments that may be required in order to comply with Sections 409A and 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and 51,808 shares of Casita’s common stock were reserved for issuance under such Envision options and warrants, respectively.

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Pursuant to the terms of the Merger Agreement, Casita assumed all of Envision’s obligations under Envision’s outstanding stock options and warrants. Immediately prior to the Merger, Envision had outstanding stock options and warrants to purchase an aggregate of 428,980 and 5,513 shares of its common stock, respectively, which outstanding options and warrants became options and warrants to purchase an aggregate of 4,031,472 shares (subject to any adjustments that may be required in order to comply with Sections 409A and 422 of the Code) and 51,808 shares of Casita’s common stock, respectively, after giving effect to the Merger.  In connection with the assumption of Envision’s 2007 Unit Option Plan (the “2007 Plan”), under which 100,000 shares of Envision’s common stock were reserved for issuance as incentive awards to officers, directors, employees and other qualified persons, Casita reserved 939,800 shares (subject to any adjustments that may be required in order to comply with Sections 409A and 422 of the Code) of its common stock for issuance under the assumed 2007 Plan. In connection with the assumption of Envision’s 2008 Option Plan (the “2008 Plan”), under which 200,000 shares of Envision’s common stock were reserved for issuance as incentive awards to officers, directors, employees and other qualified persons, Casita reserved 1,879,560 shares (subject to any adjustments that may be required in order to comply with Sections 409A and 422 of the Code) of its common stock for issuance under the assumed 2008 Plan. Neither Casita nor Envision had any other options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger.

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Upon the closing of the Merger, Jose Cisneros resigned as the sole officer and director of Casita, and simultaneously with the Merger a new board of directors and new officers were appointed for Casita. Casita’s new board of directors consists of Robert Noble and Jay Potter, previously the directors of Envision. In addition, immediately following the Merger, Casita appointed the previous officers of Envision as officers of Casita.

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Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), Casita transferred all of its pre-Merger assets and liabilities to its wholly owned subsidiary, Casita Enterprises Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), Casita transferred all of the outstanding capital stock of SplitCo to Jose Cisneros and four former stockholders of Casita in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 5,000,000 shares of Casita’s common stock (the “Split-Off”), leaving 12,000,000 shares of common stock outstanding, of which 4,000,000 were shares held by persons who were stockholders of Casita prior to the Merger.

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Immediately following the Split-Off, the board of directors of Casita, pursuant to Section 78.207 of the Neveda Revised Statutes, approved a 3.25-for-1 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of Casita’s issued and outstanding common stock as presently classified will be reclassified into 3.25 whole post-split shares of the Casita’s common stock. In addition, in connection with the Stock Split, Casita’s authorized common stock was increased from 50,000,000 shares of common stock to 162,500,000 shares of common stock. No fractional shares of the Casita’s common stock will be issued in connection with the Stock Split. Stockholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share. Following the Stock Split, each stockholder’s percentage ownership interest in Casita and proportional voting power remain virtually unchanged except for minor changes that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of Casita’s common stock is substantially unaffected by the Stock Split. All issued and outstanding options, warrants, and convertible securities of Casita immediately prior to the Stock Split have been adjusted for the Stock Split, including the options and warrants assumed by Casita in the Merger listed above.

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Following the Merger, the Split-Off and the Stock Split, there will be issued and outstanding on a fully diluted basis (assuming the exercisability of the warrants and options described above) and reserved under the 2007 Plan, the 2008 Plan and 2010 Plan, 48,331,426 shares of Casita’s common stock, as follows:

▪	the former stockholders of Envision hold 26,000,000 shares of Casita’s common stock
▪	the legacy stockholders of Casita hold 13,000,000 shares of Casita’s common s tock
▪	there are an aggregate of 9,162,856 shares of Casita’s common stock issued or reserved under the 2007 Plan and 2008 Plan
▪	there are 168,376 warrants to purchase shares of Casita’s common stock issued and outstanding

The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Merger Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Conveyance Agreement, which is filed as Exhibit 10.23 hereto, and (iii) the Stock Purchase Agreement, which is filed as Exhibit 10.24 hereto, each of which is incorporated herein by reference.

The shares of Casita’s common stock issued to former holders of Envision’s common stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business.  Casita intends to carry on Envision’s business as its sole line of business.  Casita has relocated its executive offices to 7675 Dagget Street, Suite 150, San Diego, California 92111 and its telephone number is (858) 799-4583.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Merger, Jose Cisneros resigned as the sole officer and director of Casita and Robert Noble and Jay Potter were appointed to Casita’s board of directors.  Following the Merger, Robert Noble was appointed as Casita’s chief executive officer, president and chairman of the board, Howard Smith was appointed as chief financial officer and treasurer and Joanna Tan was appointed as executive vice president, chief operating officer and secretary.

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment.  The Merger is being accounted for as an acquisition and recapitalization.    Envision is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of Envision.

Tax Treatment.   Any gain required to be recognized will be subject to regular individual or corporate federal income taxes, as the case may be.

Description of Our Company

 ESII’s predecessor, Envision Solar, LLC, was formed in 2006 as a California limited liability company.  It was converted from a California limited liability company to a California corporation pursuant to a plan of statutory conversion on September 11, 2007.  ESII has three wholly-owned subsidiaries, Envision Solar Construction, Inc., a California corporation (“Envision Construction”), Envision Solar Residential, Inc., a California corporation (“Envision Residential”) and Envision Africa, LLC, a Delaware limited liability company (“Envision Africa”).

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to ESII, and for periods subsequent to the closing of the Merger refer to Casita.

Overview

We are a solar design and development company that services the sustainable and solar building systems industries.   Our services include solar infrastructure master planning, solar master planning, solar system design and solar system procurement and development management for commercial, industrial, institutional and residential customers. We have also developed solar integrated building systems including Solar Trees, Solar Rows, LifePorts and LifeVillages, and provide a full range of solar project planning, design, engineering and construction management services to support these products.

We were founded in 2006 by a team of sustainable design architects with the aim of broadening the use of solar powered technologies throughout the world, while at the same time capitalizing on its growth in popularity.  In particular, we seek to design and develop:

•	solar parking arrays for applications on parking lots and parking structures
•	integrated tracking technologies and systems for solar parking arrays
•	solar integrated electric vehicle charging systems product packages, and,
•
other solar integrated infrastructure and building systems including modular, light gauge steel based systems  with integrated battery storage capacity, for residential, light-commercial and developing nation applications.

From 2007 through 2009, we completed 18 solar technology projects, including 12 parking lot solar arrays (known as ParkSolar projects) and six residential scale, cold-formed steel installations (known as LifeSystems, which include LifePorts). In addition, in 2008, we developed an Independent Sustainable Energy Facility (ISEF) product for use by the military, developing nations, and others- marketed as LifeVillage that was based upon our LifeSystems products.

The Industry

Electric power is used to operate businesses, industries, homes, offices and provides the power for our communications, entertainment, transportation and medical needs. As our energy supply and distribution mix changes, we believe that electricity is likely to be used more frequently and pervasively for local transportation (electric vehicles) and space/water heating needs.  According to the U.S. Department of Energy, electricity in 2008 (the last year for which data is available) was generated from the following sources: coal – 23.9%, natural gas – 21.2%, crude oil – 10.5%, nuclear – 8.5% and renewable energy – 9.8%.   “Renewable energy” typically refers to non-traditional energy sources, including solar energy. Due to continuously increasing energy demands, we believe the electric power industry faces the following challenges:

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Limited Energy Supplies. The primary fuels that have supplied this industry, fossil fuels in the form of oil, coal and natural gas, are limited. Worldwide demand is predicted to increase at a time that industry experts have concluded that supply is limited. Therefore, the increased demand will probably result in increased prices, making it more likely that long-term average costs for electricity will continue to increase.

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Generation, Transmission and Distribution Infrastructure Costs. Historically, electricity has been generated in centralized power plants transmitted over high voltage lines, and distributed locally through lower voltage transmission lines and transformer equipment. As electricity needs increase, these systems will need to be expanded. Without further investments in this infrastructure, the likelihood of power shortages (“brownouts” and “blackouts”) may increase.

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Stability of Suppliers. Since many of the major countries who supply fossil fuel are located in unstable regions of the world, purchasing oil and natural gas from these countries may increase the risk of supply shortages and cost increases.

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Environmental Concerns and Climate Change. Concerns about global warming and greenhouse gas emissions has resulted in the Kyoto Protocol, various states enacting stricter emissions control laws and utilities in several states being required to comply with renewable portfolio standards, which require the purchase of a certain amount of power from renewable sources.

Solar energy is the underlying energy source for renewable fuel sources, including biomass fuels and hydroelectric energy. By extracting energy directly from the sun and converting it into an immediately usable form, either as heat or electricity, intermediate steps are eliminated. We believe, in this sense, solar energy is one of the most direct and unlimited energy sources.

Solar energy can be converted into usable forms of energy either through the photovoltaic, or PV, effect (generating electricity from photons) or by generating heat (solar thermal energy). Solar thermal systems include traditional domestic hot water, or DHW, collectors, swimming pool collectors, and high temperature thermal collectors (used to generate electricity in central generating systems). DHW thermal systems are typically distributed on rooftops so that they generate heat for the building on which they are situated. High temperature thermal collectors typically use concentrating mirror systems and are typically located in remote sites.

According to PV News, California and New Jersey account for approximately 90% of the U.S. residential market. We believe this is largely attributable to the fact that these states currently have the most attractive incentive programs. The California Solar Initiative provides $3.2 billion of incentives toward solar development over 11 years.  In addition, recently approved regulations in New Jersey require solar PV power to provide 2% of New Jersey’s electricity needs by 2020, requiring the installation of 1,500 megawatts of solar electric power. According to DSIRE (the Database of State Incentives for Renewable Energy) at least 18 other states also have some type of incentive program and 20 states provide some type of rebate to customers or installers of solar power systems. We expect that such programs, as well as federal grants, tax rebates and other incentives, all of which are discussed in greater detail below, will continue to drive growth in the solar power market for the near future.

Anatomy of a Solar Power System

Solar power systems convert the energy in sunlight directly into electrical energy within solar cells based on the photovoltaic effect. Multiple solar cells, which produce direct current, or DC, power, are electrically interconnected into solar panels. A typical 180 watt solar panel may have 72 individual solar cells. Multiple solar panels are electrically wired together. The number of solar panels installed on a building are generally selected to meet that building’s annual electrical usage, or selected to fill available un-shaded roof or ground space. Solar panels are electrically wired to an inverter, which converts the power from DC to alternating current, or AC, power and interconnects with the utility grid.

Solar Electric Cells. Solar electric cells convert light energy into electricity at the atomic level. The conversion efficiency of a solar electric cell is defined as the ratio of the sunlight energy that hits the cell divided by the electrical energy that is produced by the cell. By improving this efficiency, we believe solar electric energy becomes competitive with fossil fuel sources. The earliest solar electric devices converted about 1% - 2% of sunlight energy into electric energy. Current solar electric devices convert 5% - 25% of light energy into electric energy (the overall efficiency for solar panels is lower than solar cells because of the panel frame and gaps between solar cells), and current mass produced panel systems are substantially less expensive than earlier systems. Efforts in the industry are currently being directed towards the development of new solar cell technology to reduce per watt costs and increase area efficiencies.

Solar Panels. Solar electric panels are composed of multiple solar cells, along with the necessary internal wiring, aluminum and glass framework, and external electrical connections. Although panels are usually installed on top of a roof or on an external structure, certain designs include the solar electric cells as part of traditional building materials, such as shingles and rolled out roofing. Solar electric cells integrated with traditional shingles is usually most compatible with masonry roofs and, while it may offset costs for other building materials and be aesthetically appealing, it is generally more expensive than traditional panels.

Inverters. Inverters convert the DC power from solar panels to the AC power used in buildings. Grid-tie inverters synchronize to utility voltage and frequency and only operate when utility power is stable (in the case of a power failure these grid-tie inverters shut down to safeguard utility personnel from possible harm during repairs). Inverters also operate to maximize the power extracted from the solar panels, regulating the voltage and current output of the solar array based on sun intensity.

Monitoring. There are two basic approaches to access information on the performance of a solar power system. We believe that the most accurate and reliable approach is to collect the solar power performance data locally from the inverter with a hard-wired connection and then transmit that data via the internet to a centralized database. Data on the performance of a system can then be accessed from any device with a web browser, including personal computers and cell phones. As an alternative to web-based remote monitoring, most commercial inverters have a digital display on the inverter itself that shows performance data and can also display this data on a nearby personal computer with a hard-wired or wireless connection.

Net Metering. The owner of a grid-connected solar electric system may not only buy, but may also sell, electricity each month. This is because electricity generated by the solar electric system can be used on-site or fed through a meter into the utility grid. Utilities are required to buy power from owners of solar electric systems (and other independent producers of electricity) under the Public Utilities Regulatory Policy Act of 1978. California’s net metering law provides that all utilities must allow customers with solar electric systems rated up to one megawatt to interconnect with the local utility grid and receive retail value for the electricity produced. When a home or business requires more electricity than the solar power array is generating (for example, in the evening), the need is automatically met by power from the utility grid. When a home or business requires less electricity than the solar electric system is generating, the excess is fed (or sold) back to the utility and the electric meter actually spins backwards. Used this way, the utility serves as a backup to the solar electric similar to the way in which batteries serve as a backup in stand-alone systems.

Solar Power Benefits

The direct conversion of light into energy offers the following benefits compared to conventional energy sources:

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Economic.  Once a solar power system is installed, the cost of generating electricity is fixed over the lifespan of the system. There are no risks that fuel prices will escalate or fuel shortages will develop. In addition, cash paybacks for systems range from 5 to 25 years, depending on the level of state and federal incentives, electric rates, annualized sun intensity and installation costs. Solar power systems at customer sites generally qualify for net metering to offset a customer’s highest electric rate tiers, at the retail, as opposed to the wholesale, electric rate.

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Convenience.  Solar power systems can be installed on a wide range of sites, including small residential roofs, the ground, covered parking structures and large industrial buildings. Solar power systems also have few, if any, moving parts and are generally guaranteed to operate for 25 years resulting, we believe, in low maintenance and operating costs and reliability compared to other forms of power generation.

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Environmental.  We believe solar power systems are one of the most environmentally friendly ways of generating electricity. There are no harmful greenhouse gas emissions, no wasted water, no noise, no waste generation and no particulates. Such benefits continue for the life of the system.

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Security.  Producing solar power improves energy security both on an international level (by reducing fossil energy purchases from hostile countries) and a local level (by reducing power strains on local electrical transmission and distribution systems).

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Infrastructure.  Solar power systems can be installed at the site where the power is to be used, thereby reducing electrical transmission and distribution costs. Solar power systems installed and operating at customer sites may also save the cost of construction of additional energy infrastructure including power plants, transmission lines, distribution systems and operating costs.

Our Products and Services

We are active in the solar power industry as a designer and developer of solar power systems on parking lots and parking structures for commercial, institutional and municipal customers.  We provide our customers with a single point of contact for their system design, engineering work, building permit, rebate approval, utility hookup and subsequent maintenance. We concentrate on the design and development of grid-tied solar power systems that are able to take advantage of net metering initiatives.   We entered the residential market in 2008 and commenced design and installation of solar charging stations for plug-in hybrid electric vehicles in 2009.  Our services, which include sustainable infrastructure master planning, solar master planning, solar system design and engineering, solar system procurement and delivery, and solar system project development and turnkey management, are provided by us, together with partner companies such as general contractors, construction managers, solar integrators, architecture firms, planning firms, structural engineers and electrical engineers.

Our Products

Commercial Solar Parking Arrays. Our Park Solar designs and structures address the commercial solar parking lot array market. Commercial parking lots and parking structures provide a tremendous opportunity for solar deployment.  They are ideal locations for the installation of solar power systems because photovoltaic arrays require a large physical area that is free from any obstruction that may cause shading on the photovoltaic panels.  Typical rooftops, in contrast, often have elevator overruns, stair towers, vents, mechanical systems, screens and waterproof membranes that interfere with direct sunlight and create a range of solar and building performance issues.   Solar parking arrays are very attractive to property owners with large parking areas and high electric utility bills because they shade vehicles in an aesthetic manner and create renewable energy for the adjacent facility.  Unlike traditional rooftop-mounted solar arrays, our designs are highly attractive, are visible commitments to environmental responsibility and create added value for each property in the form of covered parking.   We market, design and develop solar parking arrays under the SolarTree and Solar Grove trademarks.  Prospective customers for solar parking arrays include corporate campuses, commercial office buildings, light industrial facilities, shopping malls, quick service restaurants, municipal and government buildings, schools, colleges, apartment complexes, universities, transit authorities, hospitals and medical clinics, airports, sports arenas, amusement parks, zoos, museums and performing arts centers and military bases.

Our Park Solar products for commercial solar parking lot arrays are custom designed and installed on a project-by-project basis. Projects are acquired through direct sales efforts by our staff and referrals through partner companies including:  independent solar power owners, project developers, solar integrators and building industry providers (i.e., general contractors and construction management firms).  The Park Solar products are designed for re-use and systematized mass-production, but are currently fabricated for specific projects and erected and installed by general contractors.  Because we outsource the fabrication of our engineered structures, we do not hold any inventory.

Electric Vehicle and Hybrid Electric Vehicle Charging Stations.  Our electric vehicle and hybrid electric vehicle charging station product, CleanCharge, is an integrated “solar to smart-grid electric vehicle charging system” comprised of a Solar Tree and an electric vehicle charging infrastructure system. CleanCharge provides electricity to electric vehicles and plug-in hybrid electric vehicles and is typically installed in conjunction with ParkSolar projects.  The solar charging stations will include a parking shade structure, solar PV modules, inverters, battery back-ups and other technologies.

 In April 2009, Bright Automotive unveiled its IDEA electric vehicle in Washington, D.C. and we designed and built a CleanCharge prototype for the event. To date, we have installed two CleanCharge stations for Dell, Inc. in Round Rock, Texas and one for McDonalds in San Diego, California.

Residential Scale Solar Infrastructure Integrated Building Systems.  Our LifeSystems product line of modular solar structures for residential and light commercial markets offers kit-build, free-standing structures. The modular structure kits include light-gauge steel framing, a complete standing seam metal roof, photovoltaic modules, inverter equipment, and all fasteners and screws.  Options for cladding, windows, doors, and wall inserts are available to customize the final product.   Potential customers for LifeSystems include existing or new construction single family home residential developments, and existing or new construction multi-family housing complexes.  These products are not currently available in wide scale distribution, although we have recently completed pilot projects.  Future plans for wide scale distribution will rely on securing third party licensing and partnering agreements.

Independent Sustainable Energy Facilities. Our LifeVillage products offer rapid and widespread deployment of safe, system-built, solar-integrated buildings that provide shelter and clean energy.   By creating their own clean energy, they have the potential to provide purified water, modern communications facilities and equipment and transmission capabilities for cell phones, internet, radio and television. Each LifeVillage is a grouping of LifePorts in a self-contained configuration to deliver clean, reliable energy, water and other services. We have conceptualized and developed a comprehensive, integrated, turn-key model to construct independent sustainable energy facilities, which model comprises of component integration and packaging for national and international delivery, on-site structure fabrication and construction and reliable, scalable battery storage systems.

Our LifeVillage products are not currently in wide scale distribution. Future plans for wide scale distribution will rely primarily on distribution agreements with entities in overseas markets, defense contractors, global construction and other building industry companies. Potential uses for LifeVillage products include:

•	refugee facilities, hospitals, clinics and housing;
•	mass housing;
•	communications companies;
•	banks;
•	commercial offices;
•	retail, housing, hospitality and healthcare;
•	military, police, postal, education and other government agencies; and
•	electricity, gas, water, power plants and co-generation facilities

Products Under Development

We have several product initiatives under development:

•
Solar Tree-in-a-box - we are developing a flat pack box, called a Solar Tree-in-a-box to commercialize the Solar Trees, allowing for wider distribution geographically and economies of scale for greater volume. This product is part of our initiative called “Drive to Grid Parity,” which recognizes that if parking lot solar arrays can be fully installed at a price point of $5 per watt DC, we can enter markets with much favorable economics.

•	EnvisionTrak - a single axis tracking Solar Tree which has the ability to track the sun throughout the day, significantly increasing the output of the photovoltaic system.
•	ComposiTree - a Solar Tree constructed of resin based, fiber-reinforced pultrusions, which will be approximately one-quarter the weight of current Solar Trees constructed of steel.

Services

We believe that there is a growing need worldwide for our high-level, comprehensive solar and sustainable infrastructure master planning capabilities, with projects that include site-specific solar master plans as well as large-scale “solar city” master planning projects. In addition to typical planning considerations of fresh and waste water, energy, building, transportation and other infrastructure components, we integrate all viable renewable energy options and other environmental/sustainable components into our plans.

Markets for our services include local, state and federal/national governments, corporations and institutions.  Planning and design services can be provided for corporate campuses, commercial office buildings, light industrial facilities, shopping malls, municipal and government buildings, schools, colleges, apartment complexes, universities, transit authorities, hospitals and medical clinics, airports, sports arenas, amusement parks, zoos, museums and performing arts centers, military bases, new construction single family home residential developments and existing or new construction multi-family housing complexes.

Sustainable Infrastructure Master Planning. We have the capability to provide sustainable infrastructure master planning (SIMP) services to governments, corporate organizations, and institutions including but not limited to the following areas: solar, wind, geothermal, biomass, anaerobic digestion and other sustainable/renewable energy sources. SIMP involves evaluation of the entire range of sustainability options available to a government, corporate organization or institution and making recommendations through a comprehensive plan. SIMP includes development of an integrated overall project sustainability strategy, consideration and assembly of governmental, academic, non-governmental and private sector co-participants and review and consideration of sustainable design, technology, infrastructure and “best practices” including but not limited to solar, wind, geothermal, biomass, anaerobic digestion and other sustainable/renewable energy sources. As part of the planning process, we develop the project design guidelines, produce the building and structure concept design, define the project scheduling, participate in the development and review of all cost estimates and budgeting, coordinate US Green Building Council’s Leadership in Energy and Environmental Design (LEED) analyses, and assess relevant technologies, qualifications and capabilities of manufacturers, contractors and service providers. We also represent our clients in the planning and support of entitlement and approvals as well as participation in the review of environmental impact reports.

Solar Master Planning.  We have the capability to provide solar master planning services to governments, corporate organizations, and institutions including but not limited to the following areas: rooftop, ground-mount, BIPV (Building Integrated Photovoltaic) and Solar Integrated Infrastructure and Building Systems (SIIBS). Examples of SIIBS include elevated solar parking lot arrays (Solar Tree and Solar Row), residential systems (LifeSystems) and Life Village.  Solar master planning services involve evaluation of the entire range of solar energy options available to a government, corporate organization or institution and making recommendations through a comprehensive plan.  As part of the planning process, we develop an integrated overall project solar strategy, provide solar site recommendations, analyze the four major types of solar installation:  rooftop, ground-mount, BIPV and SIIBS, calculate solar system sizes, annual energy output and cost estimates, assess solar technology including solar-thermal and solar-photovoltaic and evaluate the qualifications and capabilities of solar manufacturers and service providers.   In addition, we develop the project solar design guidelines and performance standards, plan and support entitlement processing and approvals, define the project scheduling and participate in the development and review of all cost estimates and budgeting.

Solar System Design and Engineering.  We have the capability to provide solar system design services to governments, corporate organizations and institutions.  Examples of solar system designs include photovoltaic rooftop systems, photovoltaic ground mount systems, BIPV systems and solar integrated infrastructure building systems (SIIBS).

This service entails site- specific analysis, preliminary drawing, financial analysis and calculation of system size and annual power output. Following completion of this analysis, we design a solar system and present it to the client and provide the client with a concept design, schematic design, design development, landscape design and with civil, geotechnical, structural and electrical engineering analysis. The industrial design phase includes the design of the solar system structure, racking system and tracking if applicable.

Solar System Procurement and Delivery.  This service entails the fabrication and delivery of solar infrastructure integrated building systems (SIIBS).

Solar System Project Development and Turnkey Management.  This service includes all of the deliverables provided with our solar system design and engineering and solar system procurement and delivery services, and project management.

Future Services

Additional services we may offer in the future include solar system operations and maintenance and systems monitoring and data acquisition, which entails assisting customers in the selection of system monitoring equipment and coordinating the installation of the monitoring system.

Competition

The solar power design and integration industry is in its early stages of development and is highly fragmented.  Competitors in our market include: SPG Solar, SunPower, Solar Power Inc., Borrego Solar, Akeena Solar, and Baja Construction. A number of these competitors are significantly larger and have substantially greater resources than we do and are able to achieve greater economies of scale and lower cost structures than us and may, therefore, be able to provide their products to customers at lower prices than we are able to. Moreover, we cannot be certain that our competitors will not develop the expertise, experience and resources to offer products that are superior in both price and quality to our products. Similarly, we cannot be certain that we will be able to maintain or enhance our competitive position within our industry, maintain our customer base at current levels or increase our customer base.  In addition to the foregoing, we also face competition from installers and integrators of solar systems, photovoltaic module manufacturers, independent solar power owners, renewable energy developers, solar architects, architectural firms and construction firms.

Strategy

Our strategy is to build upon our foundation of solar architecture and industrial design, long-term experience in the building and construction industry with technology innovation, advanced product development and engineering. We currently derive our revenues from various services, including: sustainable infrastructure master planning, solar master planning, design/engineering services, project development, project management, construction services, system integration, operations and maintenance. Our long-term revenue model is to commercialize all of our designs for easy, standardized, drop-ship customer delivery worldwide.

Customers

Our customer base is varied. Our Park Solar customers include: McBride Electric for a project with Dell Inc.,  Conengy for a project with Centocor Inc., Borrego Solar for a project with the University of California -San Diego,  Macerich/TFO Architects for a project at Santa Monica Place,  Sun Edison for a project with the California State University-Bakersfield and AMSolar for a project with a McDonald’s franchisee.  Our solar master plan customers include The Centre for Environmental Planning and Technology in Gujarat, India.

Suppliers

We are not a manufacturer and do not source raw materials.  The main components of the Park Solar products are photovoltaic panels, inverters and the steel structures (such as Solar Trees) that support the photovoltaic panels.   We do not typically purchase the photovoltaic panels or inverters directly.  In most cases, the solar system owner will purchase these components.  The solar system owner is typically either the end user of the Park Solar product or the project developer (e.g. a power purchase agreement provider).   The steel structures that support the photovoltaic panels are typically supplied directly to the general contractors who work on our behalf by steel providers.  Our direct principal suppliers are vendors such as general contractors and structural engineers.

Research and Development

We not only supply and develop solar power systems, but we also seek to develop new technologies and products that will promote the expansion of the industry.  During the fiscal years ended December 31, 2007 and 2008 and the period ended September 30, 2009, we spent $13,785, $127,337, and $0 respectively, on research and development activity, none of which was borne directly by our customers.

Intellectual Property

Patents

We have been issued U.S. Patent # 0194669 from the U.S. Patent and Trademark Office for EnvisionTrak – a Sun Tracking Solar Panels (i.e a dual-axis tracking Solar Tree).  In addition, we have a patent pending that covers key claims of our LifePort technology (Support System For A Photovoltaic System – Application #11/842,484).

Registered Trademarks

We have registered the trademarks “Solar Tree” for prefabricated metal carport systems composed of photovoltaic modules, electrical inverters and supporting structures for generating electric power from solar radiation and for providing shade for vehicles, “Solar Grove” for multiple carport systems composed of photovoltaic modules, electrical inverters and supporting structures for generating electric power from solar radiation and for providing shade for vehicles and “LifePort” for prefabricated metal buildings.  Previously, under an exclusive licensing agreement with Kyocera Solar that expired December 31, 2008, the Solar Tree and Solar Grove marks could only be used with Kyocera Solar products.  We purchased these marks from Kyocera Solar, Inc. and can use them in connection with any photovoltaic systems supplied by any third party.

Strategic Technology Developments

Other technology initiatives that we are actively developing include the ComposiTree and the Solar Tree-in-a-box. We plan to apply for additional patents for LifeSystems products and the LifeVillage Independent Sustainable Energy Facilities.

Regulatory Matters

Our operations are subject to a variety of national, federal, state and local laws, rules and regulations relating to worker safety, zoning, building and electrical codes, and the use, storage, discharge and disposal of environmentally sensitive materials. Because we purchase and do not manufacture our solar power systems, we do not use, generate, store or discharge toxic, volatile or otherwise hazardous chemicals and wastes. We do not engage in such activities in connection with our research and development activities. We believe that we are in compliance in all material respects with all laws, rules, regulations and requirements that affect our business. Further, we believe that compliance with such laws, rules, regulations and requirements does not impose a material impediment on our ability to conduct business.

We believe that economic and national security issues, technological advances, environmental regulations seeking to limit emissions from the use of fossil fuels, air pollution regulations restricting the release of greenhouse gasses, aging electricity transmission infrastructure and limited and sometimes unreliable supply of fossil fuels, has made reliance on traditional sources of fuel for generating electricity less attractive. Government policies, in the form of both regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers. For example, in the United States, the 2005 energy bill enacted for three years a 30% investment tax credit for solar which was renewed and extended for an additional eight years in November 2008, and in February 2009 an alternative cash rebate program was approved. In January 2006, California approved the largest solar program in the country’s history that provides for long term subsidies in the form of rebates to encourage use of solar energy where possible.

Despite the benefits of solar power, there are also certain risks and challenges faced by users of solar power. Solar power is heavily dependent on government subsidies to promote acceptance by mass markets.  We believe that the near-term growth in the solar energy industry depends significantly on the availability and size of these government subsidies and on the ability of the industry to reduce the cost of generating solar electricity.  The market for solar energy products is, and for some time will continue to be, heavily dependent on public policies that support growth of solar energy. There can be no assurances that such policies will continue.  Decreases in the levels of rebates, incentives or other governmental support for solar energy would have an adverse affect on our ability to sell our products.

 Government Subsidies and Incentives

Various subsidies and tax incentive programs exist at the federal and state level to encourage the adoption of solar power, including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to a customer based on the cost or size of the customer’s solar power system. Performance-based incentives provide funding to a customer based on the energy produced by the customer’s solar system. Under a feed-in tariff subsidy, the government sets prices that regulated utilities are required to pay for renewable electricity generated by end-users. The prices are set above market rates and may be differentiated based on system size or application. Feed-in tariffs pay customers for solar power system generation based on kilowatt-hours produced, at a rate generally guaranteed for a period of time. The federal government will provide grants equal to 30% of the cost of commercial solar power systems placed in service in 2009 and 2010, and solar power systems that are not placed into service prior to December 31, 2010 qualify for the grants so long as construction begins prior to December 31, 2010 and they are placed into service by December 31, 2017.  Tax credits reduce a customer’s taxes at the time the taxes are due. There is currently a 30% federal tax credit for residential and commercial solar power systems. Commercial customers can elect either a 30% cash payment from the federal grant program or the traditional tax credit. Effective from the beginning of 2009, the $2,000 cap on the federal tax credit for residential solar power systems has been removed, and that credit is now uncapped.  Several states currently offer state tax credits as well.  Under net metering, a customer can generate more energy than the customer uses, during which periods the electricity meter will spin backwards. During these periods, the customer “lends” electricity to the grid, retrieving an equal amount of power at a later time. Net metering programs used in several states enable end-users to sell excess solar electricity to their local utility in exchange for a credit against their utility bills. Net metering programs are usually combined with rebates, and do not provide cash payments if delivered solar electricity exceeds their utility bills.  In addition, several states have adopted renewable portfolio standards, or RPS, which mandate that a certain portion of electricity delivered to a customer come from a list of eligible renewable energy resources.  Under a RPS the government requires regulated utilities to supply a portion of their total electricity generation in the form of electricity from renewable sources. Some programs further specify that a portion of the renewable energy quota must be from solar generated electricity.

Building Codes

We are required to obtain building permits and comply with local ordinances and building and electrical codes for each project, the cost of which is included in our estimated costs for each proposal.

Employees

As of January 30, 2010, we had a total of five full time employees, two of whom are consultants. Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

Property

We lease approximately 4,200 square feet of office space in San Diego pursuant to a lease that shall expire in 2013.  This facility serves as our corporate headquarters.

In connection with our entry into this lease, we issued to our landlord and real estate broker a 10% convertible note in the amount of $100,000, which shall become due on December 18, 2010 and is subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness. The holders of the note may, at their option, convert all or a portion of the outstanding principal amount and unpaid accrued interest as of the date of conversion into shares of our common stock equal to one share for each $0.33 of outstanding principal and unpaid accrued interest. In the event that we receive more than $1,000,000 in a financing or a series of financings (whether related or unrelated) prior to the maturity date of the note, 25% of the proceeds from any such financing in excess of $1,000,000 shall be used to pay down the note. Any funds provided to us by Gemini Master Fund, Ltd. (“Gemini”) or any person or entity that co-invests with Gemini shall not be credited towards the $1,000,000 threshold.

Our rents for the periods following the maturity date of the note are set forth below:

Period	Rent
December 19, 2010 through December 18, 2011	$8,418.00 per month
December 19, 2011 through December 18, 2012	$8,670.54per month
December 19, 2012 through December 18, 2013	$8,930.66 per month

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of February 10, 2010, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations except for the following suits, all filed in the Superior Court of California, County of San Diego:

We are party to a wrongful termination suit filed in August 2009 by one of our former employees.  The employee was an “at-will” employee under California employment law and claims that he was promised a job as in-house counsel, which never materialized. The plaintiff is seeking general and special damages and punitive damages.  We  successfully demurred to the plaintiff’s complaint. The plaintiff amended his complaint, we answered it and we are now in the discovery stage.  We deny any liability under this claim.

We are party to a lawsuit filed in the Superior Court of California, County of San Diego in July 2009. The plaintiff alleges, among other things, that we misrepresented the number of installation contracts we had entered into in order to induce it to invest in our 2008 private placement and enter into projects with us. The lawsuit seeks to recover $250,000 in investments made in the private placement and approximately $166,000 plus interest at 10% from April 1, 2009 in monies owed for project work in 2008 and 2009. We are currently responding to the plaintiff’s discovery demands. We deny any liability under this claim.

We were sued by our former landlord in May 2009 for, among other things, unpaid rent and damages. We vacated the premises on December 20, 2009 and the landlord repossessed the premises on January 1, 2010. We are attempting to settle this suit.

On February 4, 2010, we were sued by a former vendor for, among other things, breach of contract, fraud and unjust enrichment for approximately $140,000. The plaintiff alleges that we failed to pay it for steel columns and associated labor it provided to us in connection with one of our projects. We are reviewing the claim and have had no further communications with the plaintiff.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to February 10, 2010, we were a “shell company”, as defined by the Securities and Exchange Commission, without material assets or activities. On February 10, 2010, we completed a merger, pursuant to which a wholly owned subsidiary of ours merged with and into Envision, with Envision being the surviving corporation and becoming our wholly owned subsidiary. In connection with this merger, we discontinued our former business and succeeded to the business of Envision as our sole line of business. The merger is being accounted for as a recapitalization, with Envision deemed to be the accounting acquirer and Casita the acquired company. Accordingly, Envision’s historical financial statements for periods prior to the merger have become those of the registrant (Casita) retroactively restated for, and giving effect to, the number of shares received in the merger. The accumulated earnings of Envision were also carried forward after the acquisition. Operations reported for periods prior to the merger are those of Envision.

Overview

 We are a solar design and development company that services the sustainable and solar building systems industries.   We have developed solar parking arrays on parking lots and parking structures and solar integrated building systems and provide services including solar infrastructure master planning, solar master planning, solar system design and solar system procurement and management for commercial, industrial, institutional and residential customers.

Critical Accounting Policies

Use of Estimates.  The preparation of financial statements in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include useful lives and impairment of long-lived assets, realization of certain tax benefits, collectability of accounts receivable and construction progress billing under the completed contract method of revenue recognition.  Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition. Revenues are computed on the “completed contract method” of accounting in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production Type Contracts, whereby revenues are recognized when the contract is complete. However, in the event a loss on a contract is foreseen, we will recognize the loss as it is incurred. Payments received in advance of the performance of services or of the delivery of goods are deferred as liabilities until the services are performed or the goods are delivered. We include shipping and handling fees billed to customers as revenues and shipping and handling costs as cost of revenues.

Additionally, we follow the guidance of EITF Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer and EITF Issue 02-16, Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors.  Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

Stock Based Compensation.  At inception, we adopted SFAS 123(R), Share Based Payment and Related Interpretations (“SFAS 123(R)”). SFAS 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.  We estimate the fair value of each stock option at the grant date by using the Black-Scholes option pricing model.

Changes in Accounting Principles.  No significant changes in accounting principles were adopted during fiscal 2007 and 2008, or during the first nine months ended September 30, 2009.

Fair Value Measurements.  SFAS 157, Fair Value Measurements (“SFAS 157”) is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. We adopted SFAS 157 for financial assets and liabilities in fiscal 2008 with no material impact to our financial statements. We are currently evaluating the potential impact of the application of SFAS 157 on our nonfinancial assets and liabilities.

SFAS 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS 157 requires new disclosure requirements that establish a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosure requirements pertaining to fair value measurements. SFAS 157 enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, we perform a detailed analysis of the assets and liabilities that are subject to SFAS 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

Fair Value of Financial Instruments.  Fair value represents our best estimate based on a range of methodologies and assumptions. Advances to companies controlled by shareholders and the advances from ultimate shareholders are presumed to have a fair value measured by the cash proceeds exchanged at issuance in accordance with APB-21, Interest on Receivables and Payables.

Unrecognized Tax Benefits.  On January 1, 2007, we adopted the provisions of FIN 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”) which is an interpretation of SFAS 109, Accounting for Income Taxes (“SFAS 109”). FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. Prior to January 1, 2007 and the implementation of FIN 48, we recorded tax contingencies when the exposure item became probable and reasonably estimable, in accordance with SFAS 5, Accounting for Contingencies. The adoption of FIN 48 has not had a material effect on our financial position or results of operations for the years ended December 31, 2008 and 2007 or the nine months ended September 30, 2009.

We do not expect our unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties.  Additionally, FIN 48 requires that we accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.  Our policy to include interest and penalties related to unrecognized tax benefits within the provision for income taxes did not change as a result of adopting FIN 48.

Results of Operations

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Revenue.   For the nine months ended September 30, 2009, our revenue was $715,522, compared to $973,018 for the same period in 2008, representing a decrease of 26%.  This decline in revenue was primarily attributable to our current and potential customers’ inability to obtain financing for solar projects as a result of recent market conditions.  In particular, revenue received from subcontracting out installation and electrical work was $46,704 for the nine months ended September 30, 2009, compared to $240,167 for the same period in 2008, a decrease of 81% and Envision Construction’s revenue was $431,538 for the nine months ended September 30, 2009 compared to $727,851 for the same period in 2008, a decrease of 41%.  The decrease in our revenue was offset by an increase in architectural design fee income of $224,173 compared to $0 for the same period in 2008.

Gross Profit.  For the nine months ended September 30, 2009, our gross profit was $349,106, compared to a gross loss of $337,954 for the same period in 2008, representing an increase of 197%. This increase in our gross profit resulted primarily from the lower costs of raw materials and favorable pricing terms in our contracts.

Operating Expenses.  Excluding stock based compensation, total operating expense was $1,100,640 for the nine months ended September 30, 2009, compared to $3,707,491 for the same period in 2008, a decrease of 71%.  This reduction was primarily caused by lower operating expenses, employee-related costs, marketing expenses and travel expenses.  Employee-related costs decreased from $1,099,509 to $564,507, marketing expenses decreased from $168,536 to $33,777, travel expenses decreased from  $252,396 to $41,920 and consulting expenses decreased from  $401,640 to $71,986.  These reductions were offset by an increase in bad debt expense of $72,101.

Provision for Income Taxes.  Our income taxes for the nine months ended September 30, 2009 were $3,219, compared to $8,408 compared to the same period in 2008, a decrease of 62%.  We did not incur any federal tax liability in 2009 and 2008 because we incurred operating losses in those years.  However, we were obligated to pay certain state and local income taxes associated with our  operations in the State of California.

Net Earnings.  We generated net losses of approximately $3,558,000 for the nine months ended September 30, 2009 compared to approximately $8,356,000 for the same period in 2008, a decrease of 12.5%.  Approximately $2,449,000 of the 2009 loss is attributable to non-cash charges associated with stock related compensation.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenue.  Total revenue increased from $52,661 in 2007 to $2,418,391 in 2008, an increase of 4,492%.  The increase in revenue during 2008 was primarily attributable to the rapid growth in solar installations as customers rushed to complete solar project installations prior to the expected expiration of federal tax credits for solar projects.  We were awarded 5  major contracts which required substantial project completion by December 31, 2008.  These projects accounted for approximately $2,100,000 of our total revenue in 2008.

Gross Margin.  Our gross loss increased from approximately $95,086 in 2007 to $477,073 in 2008, an increase of 402%, because we completed our backlog of contracts that required substantial project completion by December 31, 2008.  The increase in gross loss in 2008 was primarily attributable to an unexpected increase in the cost of steel between the dates we were awarded the contracts and the dates we procured the steel for the projects covered by the contracts and our use of sub-contractors, whom we paid an aggregate amount of $1,448,627 in 2008.  We did not use sub-contractors in 2007.

Operating Expenses.  Operating expenses increased from approximately $3,186,706 in 2007 to approximately $9,076,473 in 2008, an increase of 230%.  Most of the increase was due to an increase in stock related compensation charges from $1,831,553 in 2007 to $4,363,912 in 2008 in connection with the issue of  incentive options to our employees and consultants.  Overhead costs related to workforce growth also caused operating expenses to increase because salaries and related payroll costs increased as we hired additional individuals to meet expected future demand.  However, many of our contracts were voided by our customers because they were not able to secure financing to pay for solar installations and the expected demand did not materialize. The canceled contracts were not accompanied by a concurrent commensurate decrease in operating expenses as we did not immediately reduce salaries and related payroll costs.

Intangible Asset Impairment.  In January 2008, we entered into an asset purchase agreement with Generating Assets, LLC, a Delaware limited liability (“Generating Assets”), pursuant to which we acquired the assets and assumed the liabilities of Generating Assets.  In particular, we acquired all rights, titles and interests to all of Generating Assets’ intellectual property, including the name “Generating Assets, LLC”, transferable or assignable licenses, certain contracts and the right to negotiate final agreements with certain third parties.  In exchange for these rights, we assumed all obligations under the assigned contracts, certain predetermined operating liabilities, paid a cash fee of $9,000, issued 10,000 shares of our common stock valued at $10.00 per share and issued an option to purchase 168,980 shares of our common stock for a total consideration of approximately $1,267,000.  We subsequently determined that these assets were impaired and took a charge of approximately $1,358,000 to adjust the carry value of the assets.  This charge is included in our operating expenses for the fiscal year ended December 31, 2008.

Provision for Income Taxes. Our income taxes increased from $800 in 2007 to $9,420 in 2008, an increase of 1,176%.  Because we incurred operating losses in both years, we did not incur any federal tax liability.  However, we were obligated to pay certain state and local income taxes associated with our operations in the State of California.

Net Loss.  Our net loss increased from approximately $3,283,000 in 2007 to $9,595,000 in 2008, an increase of 292%, due to factors mentioned in our discussion of operating expenses set forth above.  Of this loss, approximately $5,722,000 in 2008 was attributable to non-cash charges associated with stock related compensation and the asset impairment charge to earnings with respect to the acquisition of Generating Assets.

Liquidity and Capital Resources

General.  At September 30, 2009, we had cash and cash equivalents of approximately $20,000. We have historically met our cash needs through a combination of cash flows from operating activities and proceeds from private placements of our securities. Our cash requirements are generally for operating activities. We believe that our cash balance at the time of the Merger should be sufficient to finance our cash requirements for expected operational activities, capital improvements, and partial repayment of debt through the next 4 months.

Our operating activities generated a deficit cash flow of approximately $98,000 for the nine month period ended September 30, 2009, and we used cash in operations of approximately $2,248,000 during the same period in the prior year. The principal elements of cash flow from operations for the nine months ended September 30, 2009 included a  net  loss of $3,557,679, bad debt expense of $72,101, depreciation expense of $45,398,  stock-based compensation expense of $2,449,000 and decreased investment in operating working capital elements of approximately $563,000.

Cash generated in our financing activities was $115,504 for the nine months ended September 30, 2009, compared to cash generated of approximately $2,325,000 during the comparable period in 2008.  This decrease was primarily attributed to an operating loss from operations.

Cash used in investing activities during the nine months ended September 30, 2009 was approximately $0 for additions to property and equipment, compared to $181,403 during the same period in 2008.  This decrease was primarily attributable to a reduction in capital expenditures.

As of September 30, 2009, current liabilities exceeded current assets by 31 times. Current assets decreased from $247,544 at December 31, 2008 to $74,118 at September 30, 2009 while current liabilities increased to $2,288,000 at September 30, 2009 from $1,798,000 during the same period in 2008. As a result, our working capital increased from a deficit of $1,550,307 at December 31, 2008 to a deficit of $2,213,573 at September 30, 2009.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, including the cyclical nature of the solar industry and the markets for our products. Our operating results could also be impacted by a continued weakening of the U.S. economy as well as the general availability of credit to our customers who are dependent upon obtaining bank loans to finance solar projects. We predominately sell to customers in the commercial and state government  markets.  Accordingly, changes in the condition of any of our customers may have a greater impact than if our sales were more evenly distributed between different end markets.

Off Balance Sheet Transactions and Related Matters

 We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

Accounting for Noncontrolling Interests in Consolidated Financial Statements.  In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”), an amendment of ARB 51, Consolidated Financial Statements, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as non-controlling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS 160 is effective for us beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. We do not believe that adoption of SFAS 160 will have an impact on our consolidated financial statements.

In May 2009, FASB issued an accounting standard that became part of ASC Topic 855, Subsequent Events (“ASC Topic 855”).  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on our financial statements.

In June 2009, FASB issued an accounting standard whereby the FASB Accounting Standards Codification (the “Codification”) will be the single source of authoritative nongovernmental U.S. GAAP.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105, Generally Accepted Accounting Principles (“ASC 105”) is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification is not expected to have a significant impact on our financial statements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

We have sustained recurring losses since inception and expect to incur additional losses in the foreseeable future.

We were formed on June 12, 2006 and have reported annual net losses since inception. For our fiscal years ended December 31, 2008 and December 31, 2007, we experienced losses of approximately  $9,600,000 and $3,283,000, respectively. We also sustained a loss of approximately $3,558,000 for the period ended September 30, 2009.  As of December 31, 2008, we had an accumulated deficit of approximately $13,200,000 which increased to approximately $16,700,000 as of the period ended September 30, 2009. In addition, we expect to incur additional losses in the foreseeable future, and there can be no assurance that we will ever achieve profitability. Our future viability, profitability and growth depend upon our ability to successfully operate and expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

We do not have substantial cash resources and if we cannot raise additional funds or generate more revenues, we will not be able to pay our vendors and will probably not be able to continue as a going concern.

As of February 10, 2010, our available cash balance was approximately $5,500. We will need to raise additional funds to pay outstanding vendor invoices and execute our business plan.  Our future cash flows depend on our ability to enter into, and be paid under, contracts for the construction of solar energy projects and our ability to sell our debt and equity securities on terms satisfactory to us.  There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments will be dilutive to existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We have a limited operating history, and it may be difficult for potential investors to evaluate our business.

We began operations in June 2006. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have generated only limited revenues. Our revenues were approximately $2,418,000 and approximately $53,000 for the years ended December 31, 2008 and December 31, 2007, respectively. Our revenues for the period ended September 30, 2009 were approximately $716,000 compared to approximately $973,000 for the same period in 2008. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a relatively new business. Investors should evaluate an investment in us in light of the uncertainties encountered by such companies in a competitive environment. Our business is dependent upon the implementation of our business plan, as well as the ability of our clients to enter into agreements with third parties for, among other things, the supply of photovoltaic and solar-thermal systems, on commercially favorable terms, as well as the availability and timing of financing from third parties for each project. There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a highly competitive environment that is characterized by price fluctuations, supply shortages and rapid technological change. We compete with major international and domestic companies. Our major competitors include SPG Solar, Borrego Solar, Inc. and REC Solar, Inc. as well as numerous other regional players, and other companies similar to us primarily located in our operating markets. Our competitors often have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Many of our competitors are developing and are currently producing products based on new solar power technologies that may ultimately have costs similar to, or lower than, our projected costs. Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of products than we can.

Some of our competitors own, partner with, have longer term or stronger relationships with solar cell providers which could result in them being able to obtain solar panels on a more favorable basis than we can. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

We may in the future compete for potential customers with solar and heating, ventilation and air conditioning system installers and service providers, electricians, utilities and other providers of solar power equipment or electric power. Competition in the solar power services industry may increase in the future, partly due to low barriers to entry. In addition, we may face competition from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel.

There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our profitability depends, in part, on our success and brand recognition and we could lose our competitive advantage if we are not able to protect our trademarks and patents against infringement, and any related litigation could be time-consuming and costly.

We believe our brand has gained substantial recognition by customers in certain geographic areas. We have registered the “Solar Tree”, “Solar Grove” and “LifePort” trademarks with the United States Patent and Trademark Office. Use of our trademarks or similar trademarks by competitors in geographic areas in which we have not yet operated could adversely affect our ability to use or gain protection for our brand in those markets, which could weaken our brand and harm our business and competitive position. In addition, any litigation relating to protecting our trademarks and patents against infringement could be time consuming and costly.

The success of our business depends on the continuing contributions of Robert Noble and other key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel.

We rely heavily on the services of Robert Noble, the chairman of the board of directors and our chief executive officer, as well as several other management personnel. Loss of the services of any such individuals would adversely impact our operations. In addition, we believe our technical personnel represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. We do not currently maintain any “key man” life insurance with respect to any of such individuals.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical personnel. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel. We expect competition for such personnel to increase as the market for solar power systems expands.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of project financing for commercial solar installations and the risk of non-payment from both commercial and residential customers.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to slowdowns in the solar industry, which slowdowns may worsen if these economic conditions are prolonged or deteriorate further. The market for installation of solar power systems depends largely on commercial and consumer capital spending. Economic uncertainty exacerbates negative trends in these areas of spending, and may cause our customers to push out, cancel, or refrain from placing orders, which may reduce our net sales. Difficulties in obtaining capital and deteriorating market conditions may also lead to the inability of some customers to obtain affordable financing, including traditional project financing and tax-incentive based financing and home equity based financing, resulting in lower sales to potential customers with liquidity issues, and may lead to an increase of incidents where our customers are unwilling or unable to pay for systems they purchase, and additional bad debt expense for us. Further, these conditions and uncertainty about future economic conditions make it challenging for us to obtain equity and debt financing to meet our working capital requirements to support our business, forecast our operating results, make business decisions, and identify the risks that may affect our business, financial condition and results of operations. If we are unable to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, our business, financial condition or results of operations may be materially and adversely affected.

Risks Relating to Our Industry

We have experienced technological changes in our industry. Newtechnologies may prove inappropriate and result in liability to us or may notgain market acceptance by our customers.

The solar power industry (and the alternative energy industry, in general) is subject to technological change. Our future success will depend on our ability to appropriately respond to changing technologies and changes in function of products and quality. If we adopt products and technologies that are not attractive to consumers, we may not be successful in capturing or retaining a significant share of our market. In addition, some new technologies are relatively untested and unperfected and may not perform as expected or as desired, in which event our adoption of such products or technologies may cause us to lose money.

A drop in the retail price of conventional energy or non-solar alternativeenergy sources may negatively impact our profitability.

We believe that a customer’s decision to purchase or install solar power capabilities is primarily driven by the cost and return on investment resulting from solar power systems. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for solar power systems to decline, which would have a negative impact on our profitability. Changes in utility electric rates or net metering policies could also have a negative effect on our business.

Existing regulations, and changes to such regulations, may presenttechnical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

Installation of solar power systems are subject to oversight and regulation in accordance with national and local ordinances, building codes, zoning, environmental protection regulation, utility interconnection requirements for metering and other rules and regulations. We attempt to keep up-to-date about these requirements on a national, state, and local level, and must design systems to comply with varying standards. Certain cities may have ordinances that prevent or increase the cost of installation of our solar power systems. In addition, new government regulations or utility policies pertaining to solar power systems are unpredictable and may result in significant additional expenses or delays and, as a result, could cause a significant reduction in demand for solar energy systems and our services. For example, there currently exist metering caps in certain jurisdictions which effectively limit the aggregate amount of power that may be sold by solar power generators into the power grid.

Our business depends on the availability of rebates, tax credits and otherfinancial incentives; reduction, elimination or uncertainty of which would reduce the demand for our services.

Many states, including California and New Jersey, offer substantial incentives to offset the cost of solar power systems. These systems can take many forms, including direct rebates, state tax credits, system performance payments and Renewable Energy Credits (RECs). Moreover, the federal government currently offers a 30% tax credit for the installation of solar power systems. Effective 2009, the federal tax credit is 30% (uncapped) for residences. The federal government also currently offers commercial customers the option to elect a 30% grant in lieu of the 30% tax credit if they begin construction on the system before December 31, 2010, and the system is put into service by December 31, 2017. Businesses may also elect to accelerate the depreciation on their system over five years. Uncertainty about the introduction of, reduction in or elimination of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost of our systems to our customers, resulting in significant reductions in demand for our services, which would negatively impact our sales.

Our business strategy depends on the widespread adoption of solar power technology.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of solar power technology include but are not limited to:

•	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

•	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

•	success of other alternative distributed generation technologies such as fuel cells, wind power, tidal power and micro turbines;

•
fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability of governmental subsidies and incentives.

Risks Relating to Our Organization and Our Common Stock

As of the Merger, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Merger, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a merger.  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our common stock is currently a “penny stock,” which may make it more difficult for our investors to sell their shares.

Our common stock is currently and may continue in the future to be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Robert Noble, our chief executive officer and chairman of our board of directors, beneficially owns a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Robert Noble beneficially owns approximately 25.4%of our outstanding shares of common stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 10, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 7675 Dagget Street, Suite 150, San Diego, California 92111.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
Robert Noble	17,752,269(3)	39%
Jay Potter	392,968(4)	0.9%
Howard Smith	366,514(5)	0.8%
Joanna Tan	671,943(6)	1.5%
All officers and directors as a group (4 persons)	19,183,694	41.6%
________________

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of February 10, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	Based on 39,000,000 shares of our common stock outstanding immediately following the Merger.
(3)
Includes 6,027,632 shares of common stock issuable upon the exercise of options. On February 10, 2010, Mr. Noble entered into an agreement with us, pursuant to which Mr. Noble agreed to cancel these options upon the issuance to Mr. Noble of a new option to purchase an aggregate of 9,162,856 shares of common stock at an exercise price of $0.33 per share, which option shall vest immediately upon our achievement of cumulative gross revenues of either (i) $15,000,000 during the fiscal year ended December 31, 2010 or (ii) $30,000,000 prior to December 31, 2014.

(4)	Includes 308,006 shares of common stock and 84,962 stock purchase warrants held by Nexcore Capital, Inc. Mr. Potter is the chairman and president of Nexcore Capital, Inc.
(5)	Includes 366,514 shares of common stock issuable upon exercise of options.
(6)	Includes 671,943 shares of common stock issuable upon exercise of options.

Executive Officers and Directors

The following persons became our executive officers and directors on February 10, 2010, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Robert Noble	57	Chief Executive Officer, President and Chairman of the Board of Directors

Howard Smith	53	Chief Financial Officer

Joanna Tan	42	Executive Vice President and Chief Operating Officer

Jay Potter	41	Director

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Robert Noble has served as our chief executive officer, president and chairman of the board of directors since 2006.  Prior to founding Envision, Mr. Noble served as the chief executive officer of Tucker Sandler Architects, an architecture firm located in San Diego, California, from 2000 through 2007.  Mr. Noble has served as the chairman of Noble Environmental Technologies, Inc., a materials company, since 1998, Ecoinvestment Network, a California company, since 2007, Envision Regenerative Health, a  California company, since 2008 and the Noble Group, Inc., a California company, since 2007. Mr. Noble is an accomplished architect, environmental designer, industrial designer and environmental technology entrepreneur. Mr. Noble and his work have won numerous awards, including awards from Popular Science Magazine (Best of What’s New), Entrepreneur Magazine (Innovator of the Year, Environmental Category), National Public Radio (E-chievement Environmental Award), the Urban Land Institute (San Diego Smart Growth Award, Innovation Category) and The American Institute of Architects – San Diego Chapter (Energy Efficiency Award).  He received his undergraduate degree in architecture from the University of California – Berkeley, and his Master of Architecture from Harvard University Graduate School of Design. Mr. Noble also completed graduate work at Cambridge University and Harvard Business School.

Howard Smith has served as our chief financial officer since September 2009.  Mr. Smith has served as a partner and leader of the clean tech practice group of Tatum, LLC, an executive services firm, since March 2009 and as a partner and founder of Chartworth, a strategy and management consulting firm, since 2003.  From 2005 through 2007 he served as the chief financial officer of GT Solar International, an international manufacturer of PV capital equipment.  Mr. Smith has also served as a director of Price Waterhouse Coopers and as a consultant at Booz-Allen & Hamilton.  Mr. Smith holds a BA in Economics and Government from the College of William and Mary, a Master of Public Administration from George Washington University, and an MBA from The Fuqua School of Business at Duke University.

Joanna Tan has served as our executive vice president and chief operating officer since February 2009.  Prior to joining Envision, Ms. Tan served as a vice president – commercial insurance group of the American International Group, Inc. from 2003 through 2008.  Ms. Tan has also worked at J.P. Morgan Asia Pacific in the areas of project finance, mergers and acquisitions and credit research.  Ms. Tan received her undergraduate degree in government from Cornell University and also holds an MBA and a Masters in International Affairs from Columbia University.

Jay Potter has served as our director since 2007.   Mr. Potter has been active in the financial and energy industries for over 20 years and has successfully participated, directed or placed over two hundred million dollars of capital in start-up and early stage companies.  Mr. Potter is an entrepreneur and understands the needs of early stage and start-up companies. He takes an active role in the development of the funded companies and to that end has participated as advisor, director and officer to defend shareholder positions.  In 2006, Mr. Potter served as the interim chief executive officer of EAU Technologies Inc. (Symbol: EAUI:OB), a publicly traded company specializing in non-toxic sanitation and disinfectant technologies.  He founded an early stage venture fund in GreenCore Capital, Inc. and serves as the company’s chairman and chief executive officer.  He has served as chairman, president and chief executive officer of Nexcore Capital, Inc. and its financial service affiliates since co-founding the company in 1996. Mr. Potter serves as the chairman of Sterling Energy Resources, Inc. (symbol: SGER:PK), a public oil and gas company involved in the acquisition, exploration and development of oil and natural gas from its numerous leases.  Sterling Energy Resoueces, Inc. filed for bankruptcy in 2009.  Mr. Potter serves as a director of EAU Technologies, Envision, and Noble Environmental Technologies among others.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by (i) Robert Noble, our chief executive officer, president and chairman, (ii) Howard Smith, our chief financial officer, (iii) Joanna Tan, our executive vice president,  chief operating officer and secretary, (iv) Karen Morgan, our former president and the former president of Envision Energy, Inc. (“Envision Energy”), a dissolved subsidiary of ESII, and (v) Pamela Stevens, our former executive vice president, Commercial Development Group.

Name and Principal Position	Year	Salary	Deferred Comp	Bonus	Stock Awards	Option Awards ($)(1)	All Other Compensation	Total
		($)	($)	($)	($)		($)	($)

Robert Noble Chief Executive Officer ,	2009	69,500		-	-	286,492	-	468,492
President and Chairman	2008	204,000	112,500	25,000		1,868,100		2,097,100

Howard Smith(2)	2009	20,000				431,880		451,880
Chief Financial Officer	2008	--	--	--	--	--	--	--

Joanna Tan (5)
Executive VP and	2009	13,750	55,000	-	-	643,321	-	712,071
Chief Operating Officer	2008	--	--	--	--	--	--	--

Karen Morgan(3)
Former President and	2009	--		--	--	--	--	--
Former President of Envision Energy	2008	120,000	-	40,000		1,141,104		1,301,104

Pamela Stevens(4)
Former Executive Vice President,	2009	--		--	--	--	--	--
Commercial Development Group	2008	95,327	--	--	--	343,303	--	438,630

Bill Adelson (6)	2009	33,438	100,938	--		303,379		437,755
Former President	2008	118,125	16,875	10,000		799,949		944,949

(1)
The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the years ended December 31, 2009 and 2008, in accordance with SFAS 123(R).  For a description of SFAS 123(R) and the assumptions used in determining the value of the options, see the notes to the financial statements included as Exhibit 99.1 to this Current Report on Form 8-K.

(2)	Mr. Smith is a consultant whose compensation is paid by Tatum, LLC. As of February 10, 2010, we were obligated to pay Tatum Mr. Smith’s salary compensation.
(3)	Ms. Morgan was terminated as our president and as president of Envision Energy on November 30, 2008.
(4)	Ms. Stevens resigned as our executive vice president and chief operating officer on December 5, 2008.
(5)	Ms. Tan received options in lieu of salary for the first six months of her employment in 2009. After the sixth month, she was eligible to begin earning a salary in August 2009.
(6)	Mr. Adelson resigned as president of Envision on October 30, 2009.

Agreements with Executive Officers

Robert Noble

 On June 15, 2007 Envision Solar, LLC, our predecessor, entered into an employment agreement with Robert Noble to serve as its chief executive officer and president.  Pursuant to his employment agreement, Mr. Noble is entitled to receive an annual base salary of $120,000, a monthly allowance of $1,200 to cover automobile expenses and options to purchase 135,000 units of Envision LLC, which, following our statutory conversion from a California limited liability company into a California corporation, were converted into options to purchase  4,123,285 shares of our common stock.  In the event that Mr. Noble’s employment with us is terminated for any reason, Mr. Noble shall be entitled to receive his then current salary accrued through the effective date of termination plus accrued but unused vacation time.  Mr. Noble’s employment agreement has no specified termination date.

On February 10, 2010, we entered into a letter agreement with Robert Noble, pursuant to which Mr. Noble agreed to terminate all of his options under Envision’s 2007 Unit Option Plan and 2008 Equity Incentive Plan upon the issuance to Mr. Noble of a new option to purchase an aggregate of 9,162,856 shares of common stock at an exercise price of $0.33 per share, which option shall vest immediately upon our achievement of cumulative gross revenues of either (i) $15,000,000 during the fiscal year ended December 31, 2010 or (ii) $30,000,000 prior to December 31, 2014.

Howard Smith

On September 1, 2009 we entered into an interim service agreement with Tatum, LLC (“Tatum”), an executive services firm, pursuant to which Mr. Smith, a Tatum employee, performs services for us as our chief financial officer and we pay Tatum for Mr. Smith’s services.  Tatum compensates Mr. Smith directly for his services.  We have agreed to pay Tatum a fee of $20,000 per month, $5,000 which shall be payable in cash and the remaining $15,000 shall be payable in stock options. We shall issue Tatum that number of stock options with an exercise price equal to the fair market value as calculated according to the formula below:

number of options = A x 2, where:
A = amount of consulting fees payable in options divided by the fair market value per share (at the time the fees are earned)

As of February 10, 2010, we were obligated to pay Tatum Mr. Smith’s salary compensation.

Joanna Tan

On February 2, 2009, we entered into an employment agreement with Joanna Tan to serve as our executive vice president and chief operating officer.   Pursuant to her employment agreement, Ms. Tan is entitled to receive an annual base salary of $165,000.  For the initial six month period of her employment, or until we secure financing of at least $500,000, we have agreed to issue to Ms. Tan options with a fair market value strike price in lieu of her salary calculated according to the formula below:

number of options = A x 2, where:
A = amount of salary forgiven divided by the fair market value per share (at the time the salary is earned)

Ms. Tan was granted options to purchase 13,750 shares of common stock of Envision at $10.00 per share for work performed between February 2009 and July 2009, which options have a ten year term and vested immediately upon grant.  As a result of the Merger and the Stock Split, this option was converted into an option to purchase 293,975shares of our common stock at an exercise price of $.33 per share.  Ms. Tan was granted an additional option to purchase 8,250 shares of common stock of Envision at $10.00per share for work performed between August 2009 and December 2009, with a ten year term that vested immediately upon grant.  As a result of the Merger and the Stock Split, was connected into an option to purchase 251,978 shares of our common stock at an exercise price of $.33 per share.

In the event that Ms. Tan’s employment with us is terminated for any reason, Ms. Tan shall be entitled to receive her then current salary accrued (subject to the calculations set forth above) through the effective date of termination plus accrued but unused vacation time.  Ms. Tan’s employment agreement has no specified termination date.

Karen Morgan

Ms. Morgan, our former president and the former president of Envision Energy, which we dissolved October 31, 2008, was terminated from these positions on November 30, 2008.  Ms. Morgan began serving as our president and as the president of Envision Energy pursuant to an employment agreement effective October 1, 2007.  Pursuant to the agreement, Ms. Morgan was entitled to receive an annual base salary of $120,000, a monthly allowance of $1,500 to cover automobile expenses and options to purchase 763,571 shares of common stock of Envision.  The agreement also provided that our board of directors could, at its discretion, issue her a bonus of $50,000.

Ms. Morgan was granted 4,358,465 options at prices ranging between $.33 and $1.31 per share.  Such options were subject to annual cliff vesting with a term of 10 years.

Pamela Stevens

 Ms. Stevens, our former executive vice president, commercial development group, resigned from this position on December 5, 2008.  Ms. Stevens began serving as our executive vice president, commercial development group, pursuant to an employment agreement dated April 7, 2008.  Pursuant to the agreement, Ms. Stevens was entitled to receive an annual base salary of $120,000, a monthly allowance of $1,250 to cover automobile expenses and options to purchase 1,466,057 shares of our common stock.

Ms. Stevens was granted 1,466,057 options at prices ranging between $.33 and $1.31 per share.  Such options were subject to annual cliff vesting with a term of 10 years.

William Adelson

 Mr. Adelson, our former president, resigned from this position on October 30, 2009.  Mr. Adelson began serving as our executive vice president and chief operating officer, pursuant to an employment agreement dated June 15, 2007.  Pursuant to the agreement, Mr. Adelson was entitled to receive an annual base salary of $80,000, a monthly allowance of $800 to cover automobile expenses and options to purchase 3,481,885 shares of common stock of Envision.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning unexercised options outstanding as of December 31, 2009 for each of our named executive officers.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date ($)
Robert Noble	4,123,285	4,123,285	$0.33	May 14, 2017
	1,527,143	1,527,143	$1.31	July 21, 2018
	17,196	17,196	$1.31	February 11, 2018
Howard Smith	366,514	366,514	$0.33	September 30, 2019
Joanna Tan	167,986	167,986	$0.33	March 31, 2019
	251,979	251,979	$0.33	June 30, 2019
	125,989	125,989	$0.33	September 30, 2019
	125,989	125,989	$0.33	December 31, 2019
Karen Morgan	2,822,160	2,822,160	$0.33	December 31, 2017
	604,748	604,748	$0.65	December 31, 2017
	916,286	916,286	$1.31	December 31, 2008
	11,454	11,454	$1.31	February 11, 2018
	3,818	3,818	$1.31	October 12, 2018
Pamela Stevens	1,466,057	1,466,057	$1.31	January 5, 2009
	3,818	3,818	$1.31	January 5, 2009
William Adelson	3,481,885	3,481,885	$0.33	September 30, 2009
	610,857	610,857	$1.31	September 30, 2009
	11,454	11,454	$1.31	February 11, 2018
	15,271	15,271	$1.31	October 12, 2018

2007 Unit Option Plan

In July, 2007, Envision LLC adopted the 2007 Plan, pursuant to which 100,000 units of Envision LLC were reserved for issuance as awards to employees, members of Envision LLC’s board of managers, consultants and other service providers.  The purpose of the 2007 Plan was to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in Envision LLC’s development and financial success. Upon our statutory conversion into a California corporation in September 2007, each option to purchase units issued under the 2007 Plan was converted into the right to purchase shares of our common stock on a one to one ratio.  The 2007 Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. 9,315,552 awards, on a post-Merger basis, have been granted to date under the 2007 Plan.

2008 Stock Option Plan

On December 16, 2008, we adopted the 2008 Plan, pursuant to which 200,000 shares of Envision common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2008 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2008 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options.   The incentive stock options may only be granted to employees.  Nonstatutory stock options may be granted to employees, directors and consultants.  The 2008 Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. 3,786,733 awards, on a post-Merger basis, have been granted to date under the 2008 Plan.

2010 Equity Incentive Plan

In order to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, we intend to adopt a new equity incentive plan (the “2010 Plan”), pursuant to which 15,000,000 shares of our common stock will be reserved for issuance as awards to employees, directors, consultants and other service providers. In addition, all awards under Envision’s 2007  Plan and 2008 Plan will be assumed under the 2010 Plan.

Director Compensation

During the fiscal years ended December 31, 2009 and 2008, our directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our directors any compensation for their services in such capacity in the future.

Directors’ and Officers’ Liability Insurance

We plan to secure directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions shortly after the date of the Merger.   Such insurance will also insure us against losses which we may incur in indemnifying our officers and directors.

 Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

In 2007 Envision LLC issued 238,875 units to Robert Noble as payment in full for $238,875 owed by it to him in connection with an accounts receivable he purchased from one of its vendors.

Jay Potter, our director, is the control person of Nexcore Capital, Inc., Envision’s selling agent in two private placement transactions in November 2007 and February 2008. See Item 3.02 for details of these private placements.

In June 2008, Envision issued a note in the amount of $18,700 to William Adelson, a former officer, as reimbursement for cash advances he made to Envision.  The note bears interest at 5% and is due and payable with accrued interest on or before May 31, 2009. The note was not paid at maturity and the balance was included in the $34,246 principal balance of a new note executed in October 2009 and due December 31, 2009. Mr. Adelson resigned in November 2009.  As of February 2010 this note was in default for payment of principal and interest.

Item  3.02        Unregistered Sales of Equity Securities

In November 2007 Envision LLC sold 199,848 units at a purchase price of $10.00 per unit for an aggregate offering price of $1,998,480 (the “2007 Private Placement”).  In connection with the 2007 Private Placement, Nexcore Capital, Inc. received a fee of $310,272 and we issued to Nexcore Capital, Inc. 19,985 shares of our common stock, which were issued in reliance on the exemption from registration afforded by Section 4(2). These securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In 2007, Envision issued an aggregate of 49,994 shares of our common stock to employees and consultants as compensation for services provided to us.  These securities were not registered under the Securities Act, or the securities laws of any state, and were issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In 2007, Envision issued 250 shares of our common stock to an individual as compensation for services provided to us.  These securities were not registered under the Securities Act, or the securities laws of any state, and were issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In January 2008, pursuant to an agreement with a former law firm, Envision agreed to issue to the law firm a warrant to purchase 801 shares of Envision common stock for an exercise price of $0.01 per share. Following the Merger and Stock Split, this warrant was converted into a warrant to purchase 24,465 shares of our common stock at an exercise price of $.01.  The warrant expires January 1, 2015. These securities were not registered under the Securities Act, or the securities laws of any state, and were issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In December 2008 Envision sold 67,311 shares of common stock at a purchase price of $40.00 per share for an aggregate offering price of $2,692,444 (the “2008 Private Placement”). In connection with the 2008 Private Placement, Nexcore Capital, Inc. and Financial West Group, Inc. received an aggregate fee of $296,169 a five-year warrant to purchase 4,712 shares for a purchase price of $40 per share. These securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In November 2008 Envision issued a five-month $591,771 promissory note to an investor (the "holder") as bridge financing prior to an anticipated equity. Under the terms of the note, $101,771 of prepaid interest was included in the note balance of which $10,000 was a loan fee. The note bears interest at the rate of 7%  per annum on the $500,000 net subscription amount, plus a 15% fee on the subscription amount, plus 15% of the 7% per annum interest (effective interest of approximately 49%) with a default rate of 20% per annum. The note was due April 11, 2009 and is secured by substantially all of Envision’s assets and the assts of its subsidiaries and is unconditionally guaranteed by all of its subsidiaries.  Under the terms of the note, the outstanding principal and interest can be converted into equity at a 10% discount from any reverse merger financing in the event Envision entered into a “reverse merger” with a publicly traded corporation.  Additionally, promptly following the consummation of a reverse merger transaction, Envision had agreed to issue the holder such number of shares of public company common stock such that following the reverse merger the lender shall own 0.3125% of our fully-diluted number of outstanding shares of common stock of the public company.

              The note came due in May 2009 and Envision was unable to fulfill its obligations. In April 2009, Envision entered into a forbearance agreement with the holder, which extended the due date to December 31, 2009. Under the terms of the forbearance agreement, the interest rate increased to 15% and Envision issued 10,000 shares of its common stock to the holder in consideration of this agreement. Interest only payments were to start being due monthly in arrears in the first calendar month after Envision raises $100,000 from all capital raising transactions.

In October 2009, Envision entered into an agreement with the holder pursuant to which it amended the note to increase the interest rate to 20% retroactive to April 11, 2009 through October 30, 2009, adjust the per annum interest to 12% starting November 1, 2009 (default rate of 20%), extend the maturity to December 31, 2010 and add a conversion feature to allow conversion at the holder’s option to shares of our common stock at $.33 per share.  The $591,771 note was amended to add accrued interest of $65,423 to the principal balance resulting in a new principal balance of $657,194.  Additionally, a new second note was issued for $125,000. This new note has the  same terms of the amended note.  Interest under both notes is due on the first business day of each calendar quarter starting January 4, 2010, and we have the option to add such interest to the note principal balance effectively making the interest due at note maturity. Both notes contain price protection features such that if we sell equity or convert existing instruments to common stock at a price less than the $.33 per share conversion price, the conversion price will be adjusted downward to the sale price.  Furthermore, if we issue new rights, warrants, options or other common stock equivalents at an exercise price less than the $.33 per share conversion price, then the conversion price shall be adjusted downward to a new price based on a stipulated formula.  The holder may not convert the debt if it results in the holder beneficially holding more than 9.9% of our common stock.

Each of the above securities were issued to the holder in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In October 2009, Envision issued a 10% convertible promissory note for $102,236, which includes the total $100,000 principal advanced plus $2,236 of accrued interest.  This note is due December 31, 2010.  This note is convertible into shares of our common stock at $.33 per share. This note was not registered under the Securities Act, or the securities laws of any state, and was issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In December 2010, Envision issued a $100,000 note with a 10% interest rate to its landlord and real estate broker.  This note is subordinated in right of payment to the prior payment in full of all of its existing and future senior indebtedness.  The holders of the note may, at their option, convert all or a portion of the outstanding principal amount and unpaid accrued interest as of the date of conversion into shares of our common stock equal to one share for each $0.33 of outstanding principal and unpaid accrued  interest.  In the event that we receive more than $1,000,000 in a financing or a series of financings (whether related or unrelated) prior to the maturity date of the note, 25% of the proceeds from any such financing in excess of $1,000,000 shall be used to pay down the note.  Any funds provided to us by certain entities shall not be credited towards the $1,000,000 threshold. This note was not registered under the Securities Act, or the securities laws of any state, and was issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Merger is incorporated by reference into this Item 3.02.

Description of Capital Stock

Authorized Capital Stock

We have authorized 162,500,000 shares of capital stock, par value $0.001 per share, of which all are shares of common stock no other classes of stock are authorized.

Capital Stock Issued and Outstanding

After giving effect to the Merger, the Split-Off, the Stock Split, we have issued and outstanding securities on a fully diluted basis as follows:

●	39,000,000 shares of common stock;

●	7,074,654 options; and

●	168,376 warrants.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.   The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Warrants

Pursuant to an agreement with a former law firm, we agreed to issue to the law firm a warrant to purchase 801 shares of Envision common stock for an exercise price of $0.01 per share.  Following the Merger and Stock Split, this warrant was converted into a warrant to purchase 24,465 shares of our common stock at an exercise price of $0.01.  The warrant expires January 1, 2015.

Pursuant to a selling agreement with Nexcore Capital, Inc., in connection with our 2008 Private Placement, we agreed to issue to Nexcore Capital, Inc. and Financial West Group five-year warrants to purchase an aggregate of 4,712 shares of Envision common stock.  Following the Merger and Stock Split, these were converted into warrants to purchase 143,918 shares of our common stock.

Dividend Policy

We currently intend to use all available funds to develop our business and do not anticipate that we will pay dividends in the future.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under our Articles of Incorporation, no director or officer will be held personally liable to us or our shareholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.  This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

Anti-Takeover Effect of Certain By-Law Provisions

Our Amended Articles of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●             they provide that special meetings of stockholders may be called only by our chairman, our secretary or by a resolution adopted by a majority of our board of directors; and

●             they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol CSTA and there is no active trading market for our stock.   We intend to notify the OTC Bulletin Board of our upcoming name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex Equities or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer.

Item  5.01   Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our sole officer and director immediately prior to the Merger resigned from all positions with us as of February 10, 2010, effective upon the closing of the Merger.  Pursuant to the terms of the Merger, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item  5.06   Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item  9.01   Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Envision’s audited financial statements for the fiscal years ended December 31, 2008 and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Envision’s unaudited financial statements for the nine months ended September 30, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(b)       Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated February 10, 2010, by and among Casita Enterprises, Inc., ESII Acquisition Corp. and Envision Solar International, Inc.
3.1	Articles of Incorporation (Incorporated herein by reference from Exhibit 3.1 to our Registration Statement on Form SB-2 filed with the SEC on November 2, 2007)
3.2	Bylaws (Incorporated herein by reference from Exhibit 3.2 t o our Registration Statement on Form SB-2 filed with the SEC on November 2, 2007)
10.1	Selling Agreement, dated as of January 17, 2007, by and between Envision Solar, LLC and Nexcore Capital, Inc.
10.2	2007 Unit Option Plan of Envision Solar, LLC, dated as of July 2007
10.3	Asset Purchase Agreement, dated as of January, 2008, by and among Envision Solar International, Inc. and Generating Assets, LLC
10.4	Warrant, dated as of January 11, 2008, issued to Squire, Sanders & Dempsey L.L.P.
10.5	Selling Agreement., dated as of February 11, 2008, by and between Envision Solar International, Inc. and Nexcore Capital, Inc
10.6	Promissory Note, dated June 1, 2008, issued to William Adelson
10.7	Securities Purchase Agreement, dated as of November 12, 2008, by and between Envision Solar International, Inc. and Gemini Master Fund, Ltd.
10.8	Secured Bridge Note, dated November 12, 2008, issued to Gemini Master Fund, Ltd.
10.9
Security Agreement, dated as of November 12, 2008, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC, Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.10
Intellectual Property Security Agreement, dated as of November 12, 2008, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.11
Subsidiary Guarantee, dated as of November 12, 2008, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC and Gemini Strategies, LLC

10.12
Forbearance Agreement, dated as of April 11, 2009, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC and Gemini Master Fund, Ltd.

10.13	Agreement, dated as of July 6, 2009, by and between Envision Solar International, Inc. and Team Solar, Inc.

10.14	Sustainable Strategy, Planning and Solar Advisory Services Agreement, dated as of October 1, 2009, between Envision Solar International, Inc. and Centre for Environmental Planning and Technology
10.15
Subordination Agreement, dated as of October 1, 2009, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC, Jon Evey, Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.16	Consulting Services Agreement, dated as of October 23, 2008, by and between Envision Solar International, Inc. and Chevron Energy Solutions Company
10.17	Master Consulting Services Agreement, dated as of October 23, 2008, by and between Envision Solar International, Inc. and Chevron Energy Solutions Company
10.18
Amendment Agreement, dated as of October 30, 2009, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC, Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.19	Lock-up Agreement, dated as of October 30, 2009, by and between Envision Solar International, Inc. and Robert Noble
10.20	Lease dated as of December 17, 2009 by and between Pegasus KM, LLC and Envision Solar International, Inc.
10.21	10% Subordinated Convertible Promissory Note, dated December 17, 2009, issued to Mark Mandell, William Griffith and Pegasus Enterprises, LP
10.22	Amended and Restated 10% Subordinated Convertible Promissory Note, dated as of December 31, 2010, issued to John Evey
10.23	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of February 10, 2010, by and between Casita Enterprises, Inc. and Casita Enterprises Holdings, Inc.
10.24	Stock Purchase Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc. and Jose Cisneros, Marco Martinez, Paco Sanchez, Don Miguel and Lydia Marcos
10.25	Employment Agreement, dated June 15, 2007 by and between Envision Solar International, Inc. and Robert Noble
10.26	Assignment of Employment Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc., Envision Solar International, Inc. and Robert Noble
10.27	Employment Agreement, dated February 2, 2009 by and between Envision Solar International, Inc. and Joanna Tan
10.28	Assignment of Employment Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc., Envision Solar International, Inc. and Joanna Tan
10.29	Interim Services Agreement, dated September, 2009 by and between Envision Solar International, Inc. and Tatum, LLC
10.30	Assignment of Employment Interim Services Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc., Envision Solar International, Inc. and Tatum, LLC
99.1	Envision Solar International, Inc. and Subsidiaries financial statements for the fiscal years ended December 31, 2008 and 2007
99.1	Envision Solar International, Inc. and Subsidiaries unaudited financial statements for the three and nine months ended September 30, 2009 and 2008
99.3	Pro forma unaudited consolidated financial statements as of September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 12, 2010

CASITA ENTERPRISES, INC.

By:	/s/ Robert Noble
Robert Noble
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated February 10, 2010, by and among Casita Enterprises, Inc., ESII Acquisition Corp. and Envision Solar International, Inc.
3.1	Articles of Incorporation (Incorporated herein by reference from Exhibit 3.1 to our Registration Statement on Form SB-2 filed with the SEC on November 2, 2007)
3.2	Bylaws (Incorporated herein by reference from Exhibit 3.2 t o our Registration Statement on Form SB-2 filed with the SEC on November 2, 2007)
10.1	Selling Agreement, dated as of January 17, 2007, by and between Envision Solar, LLC and Nexcore Capital, Inc.
10.2	2007 Unit Option Plan of Envision Solar, LLC, dated as of July 2007
10.3	Asset Purchase Agreement, dated as of January, 2008, by and among Envision Solar International, Inc. and Generating Assets, LLC
10.4	Warrant, dated as of January 11, 2008, issued to Squire, Sanders & Dempsey L.L.P.
10.5	Selling Agreement., dated as of February 11, 2008, by and between Envision Solar International, Inc. and Nexcore Capital, Inc
10.6	Promissory Note, dated June 1, 2008, issued to William Adelson
10.7	Securities Purchase Agreement, dated as of November 12, 2008, by and between Envision Solar International, Inc. and Gemini Master Fund, Ltd.
10.8	Secured Bridge Note, dated November 12, 2008, issued to Gemini Master Fund, Ltd.
10.9
Security Agreement, dated as of November 12, 2008, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC, Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.10
Intellectual Property Security Agreement, dated as of November 12, 2008, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.11
Subsidiary Guarantee, dated as of November 12, 2008, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC and Gemini Strategies, LLC

10.12
Forbearance Agreement, dated as of April 11, 2009, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC and Gemini Master Fund, Ltd.

10.13	Agreement, dated as of July 6, 2009, by and between Envision Solar International, Inc. and Team Solar, Inc.
10.14	Sustainable Strategy, Planning and Solar Advisory Services Agreement, dated as of October 1, 2009, between Envision Solar International, Inc. and Centre for Environmental Planning and Technology
10.15
Subordination Agreement, dated as of October 1, 2009, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC, Jon Evey, Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.16	Consulting Services Agreement, dated as of October 23, 2008, by and between Envision Solar International, Inc. and Chevron Energy Solutions Company
10.17	Master Consulting Services Agreement, dated as of October 23, 2008, by and between Envision Solar International, Inc. and Chevron Energy Solutions Company
10.18
Amendment Agreement, dated as of October 30, 2009, by and among Envision Solar International, Inc., Envision Solar Construction, Inc., Envision Solar Residential, Inc., Envision Africa, LLC, Gemini Master Fund, Ltd. and Gemini Strategies, LLC

10.19	Lock-up Agreement, dated as of October 30, 2009, by and between Envision Solar International, Inc. and Robert Noble
10.20	Lease dated as of December 17, 2009 by and between Pegasus KM, LLC and Envision Solar International, Inc.
10.21	10% Subordinated Convertible Promissory Note, dated December 17, 2009, issued to Mark Mandell, William Griffith and Pegasus Enterprises, LP
10.22	Amended and Restated 10% Subordinated Convertible Promissory Note, dated as of December 31, 2010, issued to John Evey
10.23	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of February 10, 2010, by and between Casita Enterprises, Inc. and Casita Enterprises Holdings, Inc.
10.24	Stock Purchase Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc. and Jose Cisneros, Marco Martinez, Paco Sanchez, Don Miguel and Lydia Marcos
10.25	Employment Agreement, dated June 15, 2007 by and between Envision Solar International, Inc. and Robert Noble
10.26	Assignment of Employment Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc., Envision Solar International, Inc. and Robert Noble
10.27	Employment Agreement, dated February 2, 2009 by and between Envision Solar International, Inc. and Joanna Tan
10.28	Assignment of Employment Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc., Envision Solar International, Inc. and Joanna Tan
10.29	Interim Services Agreement, dated September, 2009 by and between Envision Solar International, Inc. and Tatum, LLC
10.30	Assignment of Employment Interim Services Agreement, dated February 10, 2010, by and between Casita Enterprises, Inc., Envision Solar International, Inc. and Tatum, LLC
99.1	Envision Solar International, Inc. and Subsidiaries financial statements for the fiscal years ended December 31, 2008 and 2007
99.1	Envision Solar International, Inc. and Subsidiaries unaudited financial statements for the three and nine months ended September 30, 2009 and 2008
99.3	Pro forma unaudited consolidated financial statements as of September 30, 2009